Exhibit (g)(3)

                              ASSUMPTION AGREEMENT

     AGREEMENT, made as of April 2, 2001 among ALPS Mutual Funds Services, Inc. ("AMFSI"), a Colorado corporation, ALPS Distributors Inc., formerly known as ALPS Mutual Funds Services, Inc. ("ADI"), a Colorado corporation, (both of which are wholly-owned subsidiaries of ALPS Financial Services, Inc. ("AFSI")), a Colorado corporation, Denver Investment Advisors, LLC ("DIA"), a Colorado limited liability company, and Blue Chip Value Fund, Inc. (the "Fund") a Maryland corporation.

     WHEREAS, the Fund is a diversified closed-end management investment company registered with the United States Securities and Exchange Commission;

     WHEREAS, ADI (operating under its former name "ALPS Mutual Funds Services, Inc.") has been previously appointed as co-administrator to the Fund pursuant to the Administrative Service Agreement among it, DIA and the Fund dated as of September 1, 1999 (the "Administrative Agreement").

     WHEREAS, AMFSI, ADI, DIA, and the Fund desire to have AMFSI be the named co-administrator to the Fund pursuant to the Administrative Agreement; and

     WHEREAS, AMFSI, ADI, DIA, and the Fund desire to have AMFSI assume the obligations of ADI under the Administrative Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. AMFSI hereby assumes all rights and obligations of ADI under the Administrative Agreement.

          2. ADI and AMFSI hereby represent that (i) the management personnel of ADI responsible for providing services to the Fund under the Administrative Agreement, including the supervisory personnel, are employees of AMFSI where they continue to provide such services to the Fund, and (ii) both ADI and AMFSI are wholly owned subsidiaries of AFSI which is owned by the same owners and in the same percentage as those who owned ADI prior to the effectiveness of this Assumption.

          3. AFSI, ADI, AMFSI and ALPS Advisors, Inc. have entered into an Expense Sharing Agreement in the form attached hereto as Exhibit A.

          4. ADI, AMFSI, DIA, and the Fund hereby agree that this Assumption Agreement shall be attached to and made a part of the Administrative Agreement.

          5. No change, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by all parties hereto.

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          6. The Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado.

          7. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter herein contained.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                                 ALPS MUTUAL FUNDS SERVICES, INC.


                                        By: /s/ Thomas A Carter
                                            ------------------------------------
                                            Name: Thomas A. Carter
                                            Title: Chief Financial Officer


                                        ALPS DISTRIBUTORS, INC. (formerly known
                                        as ALPS Mutual Funds Services, Inc.


                                        By: /s/ Jeremy May
                                            ------------------------------------
                                            Name: Jeremy May
                                            Title: Vice President


                                        DENVER INVESTMENT ADVISORS LLC


                                        By: /s/ Jeffrey D. Adams
                                            ------------------------------------
                                            Name: Jeffrey D. Adams
                                            Title: Executive Manager


                                        BLUE CHIP VALUE FUND, INC.


                                        By: /s/ Jasper R. Frontz
                                            ------------------------------------
                                            Name: Jasper R. Frontz
                                            Title: Treasurer

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